      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON     , 1998

                                                       REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                              ITC/\DELTACOM, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

              DELAWARE                              58-2301135
                                       (I.R.S. EMPLOYER IDENTIFICATION NO.)
   (STATE OR OTHER JURISDICTION OF
   INCORPORATION OR ORGANIZATION)

                               ----------------

               1241 O.G. SKINNER DRIVE WEST POINT, GEORGIA 31833
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

          ITC/\DELTACOM, INC. EMPLOYEE PROFIT SHARING AND 401(K) PLAN
                           (FULL TITLE OF THE PLAN)

                               ----------------

                   ANDREW M. WALKER CHIEF EXECUTIVE OFFICER
  ITC/\DELTACOM, INC. 1241 O.G. SKINNER DRIVE WEST POINT, GEORGIA 31833 (706)
                                   645-3880
    (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR
                                   SERVICE)

                               ----------------

                                   COPY TO:
   NANCY J. KELLNER, ESQ. HOGAN & HARTSON L.L.P. 555 THIRTEENTH STREET, N.W.
                  WASHINGTON, D.C. 20004-1109 (202) 637-5600

                        CALCULATION OF REGISTRATION FEE
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
                                                       PROPOSED
                                         PROPOSED      MAXIMUM
                             AMOUNT      MAXIMUM      AGGREGATE    AMOUNT OF
   TITLE OF SECURITIES       TO BE    OFFERING PRICE   OFFERING   REGISTRATION
     TO BE REGISTERED      REGISTERED  PER SHARE(1)    PRICE(1)      FEE(1)
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
Common Stock, par value
 $.01....................  250,000       $32.44      $8,110,000    $ 2,393

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(1) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the amount of the registration fee.

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

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

  The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

  The following documents which have been filed by ITC/\DeltaCom Inc. (the "Company" or the "Registrant") with the Commission are hereby incorporated herein by reference:

  (a) The Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1997, filed with the Commission on March 30, 1998;

  (b) All reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1997; and

  (c) The description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A (No. 0-23253) filed with the Commission October 22, 1997 pursuant to the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

  (d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

  In addition, any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or any other subsequently filed document which also is or is deemed to be incorporated into this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

  Not applicable. (The Common Stock is registered under Section 12 of the Exchange Act.)

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

  Anthony S. Harrington, a partner of Hogan & Hartson L.L.P., counsel to the Registrant, is the beneficial owner of 79,872 shares of Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company is a Delaware corporation, subject to the provisions of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"). Under Section 145 of the Delaware Corporation Law, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Delaware Corporation Law provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the Delaware Corporation Law does not permit indemnification in an action or suit by or in the right of the corporation where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnification for costs the court deems proper in light of liability adjudication. Indemnification is mandatory to the extent a claim, issue or matter has been successfully defended.

  The Company's Certificate of Incorporation contains provisions that provide that no director of the Company shall be liable for breach of fiduciary duty as a director except for (i) any breach of the directors' duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) liability under Section 174 of the Delaware Corporation Law; or (iv) any transaction from which the director derived an improper personal benefit. Under the Bylaws of the Company, the Company is required to advance expenses incurred by an officer or director in defending or participating in any action which such director or officer is made a party to or is threatened to be made a party to by reason of such person's serving or having served as an officer or director if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification.

  In addition, the Company has entered into indemnity agreements with each of its directors and certain of its officers pursuant to which the Company has agreed to indemnify its directors and such officers as permitted by the Delaware Corporation Law.

  The Company also has obtained directors and officers liability insurance against certain liabilities, including liabilities under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

  Not applicable.

ITEM 8. EXHIBITS.

  There are filed with the Registration Statement the following exhibits:

  4.1 Certificate of Incorporation of ITC/\DeltaCom, Inc. (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (No. 333-36683), and incorporated herein by reference).
  4.2 Amended and Restated Bylaws of ITC/\DeltaCom, Inc. (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (No. 333-36683), and incorporated herein by reference).
  4.3 ITC/\DeltaCom, Inc. 401(k) Plan.
 23.1 Consent of Arthur Andersen L.L.P.
 24   Power of Attorney (included in the signature page to this Registration
      Statement).

  The Registrant will submit the ITC/\DeltaCom, Inc. Employee Profit Sharing and 401(k) Plan (the "Plan") to the Internal Revenue Service ("IRS") in order to receive a determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, and will submit any amendments to the Plan to the IRS in a timely manner, and will make all changes required by the IRS in order to qualify, or continue the qualification, of the Plan.

ITEM 9. UNDERTAKINGS.

  (a) The Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WEST POINT, GEORGIA, ON THIS 2ND DAY OF SEPTEMBER, 1998.

                                          ITC/\Deltacom, inc.

                                                   /s/ Andrew M. Walker
                                          By: _________________________________
                                             ANDREW M. WALKER CHIEF EXECUTIVE
                                                          OFFICER


                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS CAMPBELL B. LANIER, III, ANDREW M. WALKER AND DOUGLAS A. SHUMATE, JOINTLY AND SEVERALLY, EACH IN HIS OWN CAPACITY, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT, WITH FULL POWER OF SUBSTITUTION, FOR HIM AND HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, WITH FULL POWER AND AUTHORITY TO DO SO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT OF ANY OF THEM, OR HIS OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS, IN THE CAPACITIES INDICATED BELOW, ON THIS 2ND DAY OF SEPTEMBER, 1998.

              SIGNATURE                                 TITLE

     /s/ Campbell B. Lanier, III       Chairman, Director
-------------------------------------
       CAMPBELL B. LANIER, III

        /s/ Andrew M. Walker           Vice Chairman, Chief Executive Officer
-------------------------------------   and Director (Principal executive
          ANDREW M. WALKER              officer)

       /s/ Douglas A. Shumate          Senior Vice President and Chief
-------------------------------------   Financial Officer (Principal
         DOUGLAS A. SHUMATE             financial officer and principal
                                        accounting officer)

              SIGNATURE                                  TITLE

        /s/ Donald W. Burton                            Director
-------------------------------------
          DONALD W. BURTON

     /s/ Malcolm C. Davenport, V                        Director
-------------------------------------
       MALCOLM C. DAVENPORT, V

        /s/ Robert A. Dolson                            Director
-------------------------------------
          ROBERT A. DOLSON

         /s/ O. Gene Gabbard                            Director
-------------------------------------
           O. GENE GABBARD

         /s/ William T. Parr                            Director
-------------------------------------
           WILLIAM T. PARR

      /s/ William H. Scott, III                         Director
-------------------------------------
        WILLIAM H. SCOTT, III

      /s/ William B. Timmerman                          Director
-------------------------------------
        WILLIAM B. TIMMERMAN